Exhibit 99.1

MBIA Inc. Responds to S&P Placing National’s Rating on CreditWatch Negative

PURCHASE, N.Y.--(BUSINESS WIRE)--June 6, 2017--MBIA Inc. (NYSE:MBI) (the Company) announced its response to today’s Research Update from Standard & Poor’s Global Ratings, in which it placed the ratings of the Company and National Public Finance Guarantee Corporation (National) on CreditWatch Negative.

Bill Fallon, MBIA’s Chief Operating Officer and National’s Chief Executive Officer said, “We are disappointed by S&P’s announcement and do not believe that a rating downgrade of National is warranted. National’s financial strength is evidenced by $1.7 billion of excess capital above our estimate of S&P’s AAA requirement. National has also, in a relatively short period of time, significantly increased its new business activity, as measured both by insured par amount and transaction count, as well as the number of intermediaries who have recommended purchase of National’s guarantees. This market acceptance has been growing despite an environment where S&P’s rating on National has been one notch lower than its competitors. The strong trading value of National’s wrap further attests to the success of National’s disciplined re-entry into the municipal bond market.” Mr. Fallon added, “We will continue to work with S&P during its ongoing review to do everything in our power to maintain National’s AA- credit rating.”

Forward-Looking Statements

The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This release includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “estimate,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other risks and uncertainties, the possibility that the Company will experience increased credit losses or impairments on public finance obligations we insure issued by state, local and territorial governments and finance authorities that are experiencing fiscal stress, the possibility that MBIA Corp. will have inadequate liquidity to pay claims as a result of increased losses on certain structured finance transactions, in particular residential mortgage-backed securities transactions that include a substantial number of ineligible mortgage loans, or a delay or failure in collecting expected recoveries, the possibility that loss reserve estimates are not adequate to cover potential claims, a disruption in the cash flow from our subsidiaries or an inability to access capital and our exposure to significant fluctuations in liquidity and asset values within the global credit markets as a result of collateral posting requirements, our ability to fully implement our strategic plan, including our ability to maintain high stable ratings for National and generate investor demand for our financial guarantees, deterioration in the economic environment and financial markets in the United States or abroad, and adverse developments in European sovereign credit performance, real estate market performance, credit spreads, interest rates and foreign currency levels, the effects of governmental regulation, including insurance laws, securities laws, tax laws, legal precedents and accounting rules; and uncertainties that have not been identified at this time.

These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company’s forward-looking statements are discussed under the “Risk Factors” section in MBIA Inc.’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which may be updated or amended in the Company’s subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

MBIA Inc., headquartered in Purchase, New York is a holding company whose subsidiaries provide financial guarantee insurance for the public and structured finance markets. Please visit MBIA's website at www.mbia.com.

CONTACT:
MBIA Inc.
Greg Diamond, 914-765-3190
Investor and Media Relations
greg.diamond@mbia.com